UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	001-37761	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 below.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 15, 2017, VistaGen Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors
	For		Withheld
	Votes	% Voted	Votes	% Voted
Jon S. Saxe	3,922,660	95.75%	174,159	4.25%
Shawn K. Singh	4,077,051	99.52%	19,768	0.48%
H. Ralph Snodgrass	3,981,028	97.17%	115,791	2.83%
Brian J. Underdown	4,050,168	98.86%	46,651	1.14%
Jerry B. Gin	4,050,168	98.86%	46,651	1.14%

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above were elected to serve on the Board of Directors until the 2018 annual meeting of stockholders, or until their successors are elected and qualified.

Proposal No. 2- Approval of an Amendment to the Company’s Restated and Amended Articles of Incorporation

	For	Against	Abstain
Votes	5,864,179	243,307	510,447
% of Total Outstanding Shares Voted	62.71%	2.60%	5.46%

The vote required to approve this proposal was the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote as of July 17, 2017, the record date for the Annual Meeting. Accordingly, the amendment to increase the number of authorized shares of common stock under the Company’s Restated and Amended Articles of Incorporation from 30.0 million to 100.0 million (the “Charter Amendment”) was approved.

Following the approval of the Charter Amendment at the Annual Meeting, the Charter Amendment was filed with the Nevada Secretary of State on September 15, 2017. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Proposal No. 3- Approval of an Amendment to the Company’s Amended and Restated 2016 Stock Incentive Plan

	For	Against	Abstain	Broker Non-Votes
Votes	3,522,373	500,417	74,029	2,521,114
% Voted	85.98%	12.21%	1.81%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the amendment to increase the number of authorized shares issuable under the Company’s Amended and Restated 2016 Stock Incentive Plan from 3.0 million to 10.0 million was approved.

Proposal No. 4- Ratification of Appointment of Auditors

	For	Against	Abstain
Votes	6,192,477	255,945	169,511
% Voted	93.57%	3.87%	2.56%

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of OUM & Co, LLP as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2018.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on August 4, 2017.

Item 9.01 Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: September 20, 2017	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated and Amended Articles of Incorporation of VistaGen Therapeutics, Inc., dated September 15, 2017.